                   FOODBRANDS AMERICA, INC.

                         $120,000,000

             % Senior Subordinated Notes due 2006





                      PURCHASE AGREEMENT



                                                         , 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
DILLON, READ & CO. INC.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Ladies and Gentlemen:

          Foodbrands America, Inc., a Delaware corporation (the "Issuer"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Chase Securities Inc. and Dillon, Read & Co. Inc. (collectively, the "Underwriters," which term shall also include any Underwriter substituted as hereinafter provided in Section 10) with respect to the sale by the Issuer and the purchase by the several Underwriters of $120,000,000 aggregate principal amount of the
Issuer's     % Senior Subordinated Notes due 2006 (the
"Notes"), in the respective amounts set forth in Schedule A hereto, except as

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                             -2-


may otherwise be provided in the Pricing Agreement.  The
Notes are to be issued (the "Offering") pursuant to an
indenture dated as of         , 1996 (the "Indenture")
among the Issuer, Brennan Packing Co., Inc., a Delaware corporation, Continental Deli Foods, Inc., a Delaware corporation, Doskocil Food Service Company, L.L.C., an
Oklahoma limited liability company, Doskocil Specialty
Brands Company, a Delaware corporation, FBAI Investments
Corporation, an Oklahoma corporation, KPR Holdings, L.P., a Delaware limited partnership, National Service Center,
Inc., a Delaware corporation, and RKR-GP, Inc., a Delaware corporation, as guarantors (each a "Guarantor," and collectively, the "Guarantors"), and Liberty Bank and Trust Company of Oklahoma, National Association, as trustee (the "Trustee").

          Concurrently with the Offering, pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 29, 1996, the Issuer is offering to purchase all, but not less than a majority, of the Issuer's outstanding 9 3/4% Senior Subordinated Redeemable Notes due 2000 (the "9 3/4% Notes") and is soliciting consents to amend or remove certain covenants of the indenture pursuant to which the 9 3/4% Notes were issued. Such tender offer and related consent solicitation are collectively referred to herein as the "Tender Offer." The net proceeds of the Offering will be used to consummate the Tender Offer.

          Prior to the purchase and public offering of the Notes by the Underwriters, the Issuer, the Guarantors and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement" and the time and date of execution of the Pricing Agreement being herein called the "Representation Date"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Issuer, the Guarantors and the Underwriters, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Issuer and the Guarantors (the "Registrants") have prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-01911) and a related preliminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), have filed such amendments thereto,

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                               -3-



if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including in each case all documents deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Registrants for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Registrants pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Registrants elect to rely on Rule 434 of the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of Prospectus and the term sheet, taken together, provided to the Underwriters by the Registrants in reliance on Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Registrants file a registration statement to register a portion of the Notes and rely on Rule 462(b) of the 1933 Act Regulations for such registration statement to become effective upon filing with the SEC (the "Rule 462 Registration Statement"), then any reference to the Registration Statement herein shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

          The Registrants understand that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after the Registration Statement becomes effective, the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          SECTION 1.  REPRESENTATIONS AND WARRANTIES.  (a)
Each of the Registrants, jointly and severally, represents and

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                               -4-


warrants to each Underwriter as of the date hereof, as of the Representation Date and as of Closing Time as follows:

          (i) The Registrants meet the requirements for use of Form S-3 under the 1933 Act and at the time the Registration Statement becomes effective and any post-effective amendments thereto become effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Registrants for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time (as defined in Section 2 hereof), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus contained under the caption "Underwriting" in the Prospectus made in reliance upon and in conformity with information furnished to the Registrants in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

         (ii) Each of (A) Coopers & Lybrand L.L.P., the accountants who certified the consolidated financial statements and supporting schedules with respect to the Issuer included in or incorporated by the reference into the Registration Statement, (B) Arthur Andersen LLP, the accountants who certified the financial statements and supporting schedules with respect to TNT Crust, Inc. included in or incorporated by reference into the Registration Statement, and (C) Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules of KPR Holdings, L.P. included in or incorporated by reference into the Registration Statement, are each independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iii) The financial statements included in the Registration Statement and the Prospectus or incorporated by reference therein present fairly the financial position of each of (A) the Issuer and its consolidated subsidiaries, (B) TNT Crust, Inc. and (C) KPR Holdings, L.P., in each case as at the dates indicated, and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial data included in the Registration Statement and the Prospectus or incorporated by reference therein have been prepared in accordance with the requirements of Section 11-02 of Regulation S-X under the 1933 Act and all adjustments to historical data made by the Issuer in preparing the pro forma data were reasonable.

         (iv)  Since the respective dates as of which
     information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Registrants or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Registrants and their respective subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock and (D) there are no liabilities or obligations of the Registrants or their respective subsidiaries, direct or indirect, contingent or matured, which are material to the Registrants and their respective subsidiaries considered as one enterprise, other than those reflected in the Registration Statement or Prospectus.

          (v) Each Registrant has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has corporate, organizational or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and each Registrant is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise.

         (vi) Each subsidiary of the Registrants has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, organization or formation, has corporate, organizational or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise; except as described in the Registration Statement and Prospectus, all of the issued and outstanding capital stock or ownership interests of each subsidiary of the

     Registrants has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Issuer, directly or through subsidiaries, free and clear of any security interest, lien, option, claim or other encumbrance.

        (vii)  The authorized, issued and outstanding
     capitalization of the Issuer is as set forth in the Prospectus under "Capitalization" in the column "Actual" and in the column "As Adjusted" after giving effect to the issuance of the Notes pursuant to this Agreement.

       (viii) None of the Registrants or any of the Registrants' subsidiaries is (A) in violation of its organizational documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any such Registrant or any such Registrant's subsidiaries is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, or (C) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over any such Registrant or any subsidiary of such Registrant, or other governmental or regulatory authority with jurisdiction over such Registrant or any of its subsidiaries; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Registrants with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Registrants or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Registrant or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, nor will such action result in any violation of or conflict with the provisions of the certificate of incorporation or by laws, certificate of formation or operating agreement or certificate of limited partnership or partnership agreement of any Registrant or any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over any Registrant or any subsidiary of any such Registrant, or other governmental or regulatory authority with jurisdiction over the Registrants or any of their subsidiaries.

         (ix) No labor dispute with the employees of the Registrants or any of their respective subsidiaries exists or, to the knowledge of any Registrant, is imminent; and the Registrants are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise.

          (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Registrants, threatened against or affecting any Registrant or any of the Registrants' respective subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might otherwise, if adversely determined, result in any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants or their respective subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents of any Registrant or any of the Registrants' respective subsidiaries which are required to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the SEC under the 1934 Act (the "1934 Act Regulations") which have not been so filed.

         (xi)  The Registrants and their respective
     subsidiaries own or possess, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and none of the Registrants or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of any such Registrant or any of its subsidiaries therein.

        (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes hereunder and the issuance of the guarantees (the "Guarantees") thereof by the Guarantors, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the Trust Indenture Act.

       (xiii)  The Registrants and their respective
     subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and none of the Registrants or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

        (xiv)  This Agreement has been, and at the
     Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by each of the Registrants.

         (xv) The Indenture has been duly authorized by each of the Registrants and, at Closing Time, will have been duly qualified under the Trust Indenture Act and duly executed and delivered by each of the Registrants and will constitute a valid and binding agreement of each of the Registrants, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (xvi) The Notes have been duly authorized by the Issuer and the Guarantees have been duly authorized by each of the Guarantors and, at Closing Time, the Notes will have been duly executed by the Issuer and the Guarantees will have been duly executed by each of the Guarantors and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Pricing Agreement, the Notes will constitute valid and binding obligations of the Issuer and the Guarantees will constitute, legal, valid and binding obligations of each of the Guarantors, in each case enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and the Notes and the Guarantees will be in the form contemplated by and entitled to the benefits of the Indenture.

       (xvii) The Notes, the Guarantees and the Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

      (xviii) Except as set forth in the Prospectus, the Registrants and their respective subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations the enforcement of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise.

        (xix)  The Registrants and their respective
     subsidiaries have good and marketable title to all properties (real and personal) owned by them, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or
     (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and all properties held under lease by the Registrants and their respective subsidiaries are held under valid, subsisting and enforceable leases.

         (xx) None of the Registrants is, or upon the issuance and sale of the Notes and issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xxi) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus, at the time the Registration Statement and any post-effective amendments thereto become effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (xxii) Except as disclosed in the Registration Statement and the Prospectus, and except as would not individually or in the aggregate have a material adverse effect upon the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise, (A) each of the Registrants and their respective subsidiaries is in compliance with all applicable Environmental Laws,
     (B) each of the Registrants and their respective subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Registrants, threatened Environmental Claims against the Registrants or any of their respective subsidiaries, and (D) the Registrants have no knowledge of any circumstances with respect to any property or operations of the Registrants or any of their respective subsidiaries that could reasonably be anticipated to form the basis of any Environmental Claim against the Registrants or any of their respective subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any foreign, federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on the Registrants or any of their respective subsidiaries, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

      (xxiii) Each of the Registrants and each of their respective subsidiaries have filed all foreign, federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against any of them; all material tax liabilities of each Registrant and its subsidiaries are adequately provided for on the books thereof.

       (xxiv) No person holds any right to include any securities in the Registration Statement.

        (xxv) None of the Registrants or any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the issuance of the Guarantees to violate Regulation G (12 C.F.R. Part
     207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect at the Closing Time.

          (b) Any representation contained in any certificate signed by any officer of any Registrant and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Registrants, jointly and severally, to the Underwriters as to the matters covered thereby.

          SECTION 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the purchase price set forth in the Pricing Agreement, the entire aggregate principal amount of Notes set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

          (b) Payment of the purchase price for, and delivery of, the Notes to be purchased by the Underwriters shall be made
at the offices of [                                        ] or
at such other place as shall be agreed upon by the Underwriters
and the Issuer, at [     ] A.M. on the third (fourth, if the
pricing shall occur after 4:30 P.M.) business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Issuer (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Issuer by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Issuer, against delivery to the Underwriters of the Notes.

          (c) Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before Closing Time.
The certificates for the Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. on the business day prior to Closing Time.

          SECTION 3.  COVENANTS OF THE REGISTRANTS.  The
Registrants covenant with each of the Underwriters as follows:

          (a) The Registrants will use their best efforts to cause the Registration Statement to become effective (as and when requested by the Underwriters) and, if the Registrants elect to rely upon Rule 430A of the 1933 Act Regulations and subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto
     (including any post-effective amendment), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Registrants will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Registrants elect to rely on Rule 434 of the 1933 Act Regulations, the Registrants will prepare a term sheet that complies with the requirements of Rule 434 of the 1933 Act Regulations. If the Registrants elect not to rely on Rule 434 of the 1933 Act Regulations, the Registrants will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the SEC such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement. If the Registrants elect to rely on Rule 434 of the 1933 Act Regulations, the Registrants will provide the Underwriters with copies of the Rule 434 Prospectus in such number as the Underwriters may reasonably request by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (b) The Registrants will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Registrants propose for use by the Underwriters in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations in any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

          (c) The Registrants will deliver to the Underwriters two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Underwriters may reasonably request.

          (d)  The Registrants will deliver to the
     Underwriters, without charge, from time to time until the effective date of the Registration Statement (or, if the Registrants have elected to rely upon Rule 430A of the 1933 Act Regulations, until such time as the Pricing Agreement is executed and delivered) as many copies of each preliminary prospectus as the Underwriters may reasonably request, and the Registrants hereby consent to the use of said copies for purposes permitted by the 1933 Act. The Registrants will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Registrants will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it it is delivered to a purchaser, not misleading, and the Registrants will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Registrants will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; PROVIDED, that none of the Registrants shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Registrants will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Issuer will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Issuer's fiscal quarter next following the "effective date" (as defined in said Rule
     158) of the Registration Statement.

          (h) The Issuer will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Registrants will prepare, and file or transmit for filing with the SEC in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (j) For a period of [90] days from the date of this Agreement, the Issuer will not, and will not permit any of its subsidiaries to, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or grant any option to purchase or otherwise dispose of any debt securities of the Issuer or any of its subsidiaries which are registered for sale to the public under the securities laws of any jurisdiction.

          (k) The Registrants, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. PAYMENT OF EXPENSES. (a) Each of the Registrants agrees, jointly and severally, to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (iii) the preparation, printing, issuance and delivery of the certificates for the Notes to the Underwriters, including any transfer taxes or duties payable upon the sale of the Notes to the Underwriters, (iv) the fees and disbursements of counsel for the Registrants, accountants and any other advisors, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, including any term sheet delivered by the Registrants pursuant to Rule 434 of the 1933 Act Regulations, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (viii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes, (ix) any fees payable in connection with the rating of the Notes and (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes.

          (b)  If this Agreement is terminated by the
Underwriters in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, each of the Registrants agrees, jointly and severally, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.  CONDITIONS OF THE UNDERWRITERS'
OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Notes are subject to the continued accuracy in all material respects of the representations and warranties of the Registrants herein contained (including those contained in the Pricing Agreement), to the accuracy of the statements of the Registrants made in any certificate pursuant to the provisions hereof, to the performance by the Registrants of their obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC. If the Registrants have elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Notes and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Registrants shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) The Registrants shall have furnished to the Underwriters the opinion of McAfee & Taft A Professional Corporation, counsel for the Registrants, dated as of Closing Time, in form and substance satisfactory to counsel for the Underwriters to the effect that:

               (i) Each Registrant has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, organization or formation.

              (ii) Each Registrant has the requisite power and authority to own and lease its properties and to operate and conduct its business as described in the Registration Statement.

             (iii) To the best of such counsel's knowledge and information, each Registrant is duly qualified to transact business as a foreign corporation, limited liability company, or limited partnership, as the case may be, and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise.

              (iv)  The authorized, issued and outstanding
          capital stock of the Issuer is as set forth in the Prospectus under "Capitalization," and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

               (v) The Notes have been duly authorized by the Issuer and the Guarantees have been duly authorized by the respective Guarantors and when executed by the Issuer and the Guarantors, respectively, and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, the Notes will constitute valid and binding obligations of the Issuer and the Guarantees will constitute valid and binding obligations of the respective Guarantors, in each case enforceable in accordance with their terms and entitled to the benefits of the

          Indenture, except as the enforcement thereof may be subject to (1) bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance and transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general equitable principles (regardless of whether such enforcement may sought in a proceeding at law or in equity).

              (vi) The Notes and the Guarantees conform in all material respects to the descriptions thereof contained in the Prospectus.

             (vii) The Indenture has (A) been duly and validly authorized, executed and delivered by the Issuer and each of the Guarantors and (B) is duly qualified under the 1939 Act, and (assuming the due authorization, execution and delivery by the Trustee) constitutes the valid and binding agreement of the Issuer and each of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be subject to (1) bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance and transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

            (viii) Each subsidiary of each of the Registrants has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of such cousel's knowledge and information, is duly qualified to transact business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities
          (contingent or otherwise) or
          prospects of the Registrants and their respective subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Issuer, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

              (ix)  The Purchase Agreement and the Pricing
          Agreement have been duly authorized, executed and delivered by the Registrants.

               (x)  The Registration Statement is effective
          under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

              (xi)  At the Representation Date, the
          Registration Statement (other than the Statement of Eligibility and Qualification of the Trustee on Form T-1 and the financial statements, including the Notes thereto, supporting schedules or any financial or statistical data set forth therein found in or derivable from the financial or internal records of the Registrants and their respective subsidiaries or any forward looking or projected financial or statistical data relating to the Registrants and their respective subsidiaries, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

             (xii) To the best of such counsel's knowledge and information, (A) there are no legal or governmental actions, suits or proceedings of any nature pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental actions, suits or proceedings of any nature to which any Registrant or any of the Registrants' subsidiaries is a party or to which any of their property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Registrants and their respective subsidiaries considered as one enterprise.

            (xiii) The information in the Prospectus under "Business--Legal Proceedings," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The information in the Prospectus under "Description of the Notes," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is an accurate summary of all material terms of the Notes and the Guarantees.

             (xiv) To the best of such counsel's knowledge and information, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other arrangements or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and (B) no default exists in the due performance or observance of any material obligation thereunder; the descriptions thereof or references thereto in the Registration Statement are materially correct.

              (xv) To the best of such counsel's knowledge and information, (A) no default with respect to any Senior Indebtedness (as defined in the Indenture) entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or by the Tender Offer and (B) none of the Registrants is in default of the performance or observation of any material obligations, agreements, covenants or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Senior Indebtedness that, in the case of either (A) or (B) above, would have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise.

             (xvi) No authorization, approval, consent or order of any court or governmental agency is required in connection with the sale of the Notes to the Underwriters or the issuance of the Guarantees thereon, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the Trust Indenture Act; and, to the best of such counsel's knowledge and information, the execution and delivery of the Purchase Agreement, the Pricing Agreement, the Indenture and the Notes together with the Guarantees thereon and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default (or event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Registrants or any of their respective subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument listed in the Registration Statement to which any of the Registrants or any of their respective subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of any of the Registrants or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws, certificate of formation or operating agreement or certificate of limited partnership or partnership agreement, as the case may be, of any Registrant, or any applicable law, administrative regulation or administrative or court decree.

            (xvii) The Notes and the Guarantees rank on a parity with all Pari Passu Indebtedness (as defined in the Indenture) of the Issuer and the Guarantors, respectively, that is outstanding at Closing Time and senior to all Subordinated Indebtedness (as defined in the Indenture) of the Issuer and the Guarantors, respectively that is outstanding at Closing Time.

          In addition such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Registrants, counsel for the Registrants, representatives of the Underwriters and representatives of the independent auditors for the Registrants at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent set forth in clauses (iv), (vi), (xiii) and the last part of clause (xiv)(B) above), such counsel advises the Underwriters that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Registrants), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, when such Registration Statement became effective or as of the Representation Date, or the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Registrants for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) as of the Representation Date or as of Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Trustee's Statement of Eligibility on Form T-1, the financial statements, and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial or internal records of the Registrants and their respective subsidiaries and any forward-looking or projected financial or statistical data relating to the Registrants and their respective subsidiaries included in the Registration Statement or the Prospectus).

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the federal law of the United States, the laws of the State of Oklahoma and the

     General Corporation Law of the State of Delaware and
     (B) may rely, as to matters of fact, to the extent they deem proper, on representations or certificates of responsible officers of Registrants and their respective subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Underwriters. References to the Prospectus in this subsection (b) include any supplements thereto at or prior to Closing Time.

          (c) The Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the matters set forth in clauses (v) (assuming due authorization of the Notes and the Guarantees by the Issuer and the Guarantors, respectively), (vi), (vii)(B),
     (x) and (xi) of subsection (b) of this Section.

          In giving its opinion required by this subsection (c) of this Section 5, Cahill Gordon & Reindel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Registrants, counsel for the Registrants, representatives of the Underwriters and representatives of the independent auditors for the Registrants at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel advises the Underwriters that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Registrants), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, when such Registration Statement became effective or as of the Representation Date, or the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Registrants for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) as of the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Trustee's Statement of Eligibility on Form T-1, the financial statements, and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial or internal records of the Registrants and their respective subsidiaries and any forward-looking or projected financial or statistical data relating to the Registrants and their respective subsidiaries included in the Registration Statement or the Prospectus).

          (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Issuer and of the chief financial or chief accounting officer of the Issuer, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Registrants have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC. As used in this Section 5(d), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (e) (i) At the time of the execution of this Agreement, the Underwriters shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

         (ii) At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

        (iii) At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche, L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

          (f) At Closing Time the Underwriter shall have received from each of Coopers & Lybrand L.L.P, Arthur Andersen L.L.P. and Deloitte & Touche, L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

          (g)  At Closing Time the Notes shall be rated at
     least [    ] by Moody's Investors Service Inc. and [    ]
     by Standard & Poor's Corporation, and since the date of this Agreement (i) no downgrading shall have occurred in the rating accorded any of the securities of the Issuer or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the securities of the Issuer or any of the subsidiaries.

          (h) At Closing Time, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (i) All of the conditions to the Tender Offer to have occurred on or prior to the Closing Time shall have been satisfied or waived.

          If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuer, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          SECTION 6. INDEMNIFICATION. (a) The Registrants, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Registrants; and

        (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Registrants by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each Underwriter severally but not jointly agrees to indemnify and hold harmless each of the Registrants, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls a Registrant within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Registrants by such Underwriter through Merrill Lynch expressly for use in the "Underwriting" section of the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to the act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Registrants on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registrants on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Registrants on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Registrants and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or, if Rule 434 of the 1933 Act Regulations is used, the corresponding location on the term sheet delivered by the Registrants pursuant to such rule bear to the aggregate initial public offering price of the Notes as set forth on such cover.

          The relative fault of the Registrants on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Registrants or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Registrants and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of a Registrant, each officer of a Registrant who signed the Registration Statement, and each person, if any, who controls a Registrant within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the respective Registrant.

          SECTION 8.  REPRESENTATIONS, WARRANTIES AND
AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements contained in this Agreement and the Pricing

Agreement, or contained in certificates of officers of the Registrants submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Registrants, and shall survive delivery of and payment for the Notes hereunder.

          SECTION 9. TERMINATION OF AGREEMENT. (a) The Underwriters may terminate this Agreement by notice to the Issuer, at any time prior to Closing Time, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Registrants and their respective subsidiaries considered as one enterprise, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any of the securities of the Issuer has been suspended or limited by the SEC or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the SEC, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (b)  If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.   DEFAULT BY ONE OR MORE OF THE
UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement and the Pricing

Agreement (the "Defaulted Notes"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)  if the aggregate principal amount of Defaulted
     Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Issuer shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11.  NOTICES.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of
[                    ]; notices to the Registrants shall be
directed to the Issuer at 1601 Northwest Expressway, Suite 1700, Oklahoma City, Oklahoma 73118-1495, attention of
[            ].

          SECTION 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Registrants and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Registrants and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Registrants and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

          SECTION 14.  EFFECT OF HEADINGS.  The Article and
Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 15.  COUNTERPARTS.  This Agreement may be
executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Registrants in accordance with its terms.

                              Very truly yours,

                              FOODBRANDS AMERICA, INC.


                              By:
                                  -------------------------
                                 Title:


                              BRENNAN PACKING CO., INC.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              CONTINENTAL DELI FOODS, INC.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              DOSKOCIL FOOD SERVICE COMPANY,
                                L.L.C.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              DOSKOCIL SPECIALTY BRANDS
                                COMPANY


                              By:
                                  -------------------------
                                  Name:
                                  Title:

                              FBAI INVESTMENTS CORPORATION


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              KPR HOLDINGS, L.P.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              NATIONAL SERVICE CENTER, INC.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              RKR-GP, INC.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
DILLON, READ & CO. INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
    -------------------------
    Title:

                          SCHEDULE A


                                        PRINCIPAL AMOUNT
NAME OF UNDERWRITER                       OF SECURITIES
- -------------------                       -------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................

Chase Securities Inc....................

Dillon, Read & Co. Inc..................


     Total..............................
                                          -------------

                                          -------------

                                                      EXHIBIT A



                   FOODBRANDS AMERICA, INC.

                         $120,000,000

              % Senior Subordinated Notes due 2006


                       PRICING AGREEMENT


                                                         , 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
DILLON, READ & CO. INC.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Ladies and Gentlemen:

          Reference is made to the Purchase Agreement dated
           , 1996 (the "Purchase Agreement") among Foodbrands America, Inc., a Delaware corporation (the "Issuer"), Brennan Packing Co., Inc., a Delaware corporation, Continental Deli Foods, Inc., a Delaware corporation, Doskocil Food Service Company, L.L.C., an Oklahoma limited liability company, Doskocil Specialty Brands Company, a Delaware corporation, FBAI Investments Corporation, an Oklahoma corporation, KPR Holdings, L.P., a Delaware limited partnership, National Service Center, Inc., a Delaware corporation, RKR-GP, Inc., a Delaware corporation (collectively with the Issuer, the "Registrants"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Dillon, Read & Co. Inc. (collectively, the "Underwriters") relating to the purchase by you from the Issuer, subject to the terms and conditions set forth therein,
of $120,000,000 aggregate principal amount of     % Senior
Subordinated Notes due 2006 (the "Notes") of the Issuer. This Agreement is the Pricing Agreement referred to in the Purchase Agreement and capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

          Pursuant to Section 2 of the Purchase Agreement, the
Issuer agrees with you as follows:

          1.  The initial public offering price of the Notes,
determined as provided in said Section 2, shall be       % of
the principal amount thereof, plus accrued interest, if any,
from             , 1996.

          2.  The purchase price of the Notes to be paid by the
Underwriters shall be        % of the principal amount thereof.

          3.  The interest rate to be borne by the Notes shall
be        % per annum.

          4.  The Notes will mature on            , 2006.

          5.  The Notes will be redeemable at the election of
the Issuer at      % of principal amount at any time on or
after             , 2001 and prior to             , 2002, at
     % of principal amount on or after              , 2002 and
prior to            , 2003, at       % of principal amount on
or after                , 2003 and prior to             , 2004,
and at 100% of principal amount at any time on or after       ,
2004, in each case plus accrued and unpaid interest, if any.

          6.  The redemption price of the Notes upon a Public
Equity Offering (as defined in the Registration Statement)
shall be    % of the principal amount thereof.

          7.  The interest payment dates shall be         and
         , commencing, 1996.

          Each of the Registrants, jointly and severally, represents and warrants to the Underwriters that the representations and warranties of the Registrants set forth in
Section 1 of the Purchase Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

          This Pricing Agreement shall be governed by the internal laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Purchase Agreement, will be a binding agreement among the Registrants and the Underwriters in accordance with its terms and the terms of the Purchase Agreement.

                              Very truly yours,

                              FOODBRANDS AMERICA, INC.


                              By:
                                 --------------------------
                                 Title:


                              BRENNAN PACKING CO., INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              CONTINENTAL DELI FOODS, INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              DOSKOCIL FOOD SERVICE COMPANY,
                                L.L.C.


                              By:
                                  --------------------------
                                  Name:
                                  Title:

                              DOSKOCIL SPECIALTY BRANDS
                                COMPANY


                              By:
                                  --------------------------
                                  Name:
                                  Title:






                              FBAI INVESTMENTS CORPORATION


                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              KPR HOLDINGS, L.P.


                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              NATIONAL SERVICE CENTER, INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              RKR-GP, INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
DILLON, READ & CO. INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
    ------------------------------
    Title: